CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-80605 of German American Bancorp on Form S-8 of our report dated October 7, 2004 on the financial statements of the German American Bancorp Employee Stock Purchase Plan as of August 16, 2004 and 2003 and for each of the three years in the period ended August 16, 2004 included in this Annual Report on Form 11-K.

November 11, 2004 Indianapolis, Indiana	/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC